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TRANSAMERICA SERIES TRUST

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TRANSAMERICA SERIES TRUST

Transamerica Morgan Stanley Global Allocation VP

1801 California Street, Suite 5200

Denver, CO 80202

July 20, 2020

Thank you for being a valued Transamerica investor.

We are reaching out to provide you with additional information regarding a new sub-adviser for Transamerica Morgan Stanley Global Allocation VP (formerly, Transamerica BlackRock Global Allocation VP) (the “Portfolio”). No action is required on your part. We do, however, ask that you review the enclosed Information Statement, which contains information about the new sub-adviser for your Portfolio. We encourage you to store this document with your Transamerica investment information.

The Board unanimously approved the Portfolio’s new sub-adviser, Morgan Stanley Investment Management, Inc. (“Morgan Stanley”), in December 2019 who began sub-advising the Portfolio on May 1, 2020, replacing the Portfolio’s prior sub-adviser, BlackRock Investment Management, LLC. Transamerica Asset Management, Inc (“TAM”) continues to serve as the Portfolio’s investment manager. Based on the information provided by TAM and Morgan Stanley, the Board concluded that the change in sub-adviser was in the best interests of the Portfolio and its investors.

If you have any questions, please call the following number between 8 a.m. and 5 p.m., Eastern Time, Monday through Friday: 1-800-851-9777.

Thank you, again, for your continued business.

Sincerely,

/s/ Marijn P. Smit
Marijn P. Smit Chairman, President and
Chief Executive Officer

Information Statement

TRANSAMERICA SERIES TRUST

Transamerica Morgan Stanley Global Allocation VP

July 20, 2020

Summary

This Information Statement (“Information Statement”) is being furnished by the Board of Trustees (the “Board” or “Board Members”) of Transamerica Series Trust (the “Trust”) to the contract owners or policy holders holding interests in insurance company separate accounts invested in Transamerica Morgan Stanley Global Allocation VP (formerly, Transamerica BlackRock Global Allocation VP) (the “Portfolio”). The Trust is organized as a Delaware statutory trust.

This Information Statement provides information regarding the approval by the Board of a new sub-adviser for the Portfolio. The Portfolio is now sub-advised by Morgan Stanley Investment Management, Inc. (“Morgan Stanley” or the “Sub-Adviser”) pursuant to a sub-advisory agreement between Transamerica Asset Management, Inc. (“TAM”), the Portfolio’s investment manager, and Morgan Stanley (the “Morgan Stanley Sub-advisory Agreement”). A copy of the Morgan Stanley Sub-advisory Agreement is attached hereto as Exhibit A.

Morgan Stanley began sub-advising the Portfolio on May 1, 2020. Prior to that date, BlackRock Investment Management, LLC (“BlackRock”) served as sub-adviser to the Portfolio. In connection with the change in sub-adviser, and as discussed in the supplement to the Portfolio’s prospectus, summary prospectus and statement of additional information dated December 9, 2019 and as reflected in Portfolio’s current prospectus, summary prospectus and statement of additional information dated May 1, 2020, the following changes were made: (i) the Portfolio was renamed Transamerica Morgan Stanley Global Allocation VP; (ii) the Portfolio’s principal investment objective, principal investment strategies and principal risks changed; (iii) the Portfolio’s management fee and sub-advisory fee schedules were lowered; and (iv) the Portfolio has a new primary and secondary blended benchmark. TAM continues to serve as the Portfolio’s investment manager. In approving the Morgan Stanley Sub-Advisory agreement, the Board considered, among other things, that the change in sub-adviser is not expected to result in any diminution in the nature, extent and quality of sub-advisory services provided to the Portfolio.

The Portfolio may invest in its wholly-owned subsidiary of the Portfolio that provides exposure to commodities. The Portfolio’s wholly-owned subsidiary is organized as a company under the laws of the Cayman Islands, and certain related changes were made to the name and management and sub-advisory arrangements for the subsidiary.

This Information Statement is provided in lieu of a proxy statement to the Portfolio’s investors as of May 1, 2020 (the “Record Date”), pursuant to the terms of an exemptive order (the “Order”) issued by the U.S. Securities and Exchange Commission (the “SEC”) on August 5, 1998. The Order permits TAM to enter into and materially amend sub-advisory agreements (with non-affiliated entities) subject to the approval of the Board, including a majority of Board Members who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of the parties to the agreement (the “Independent Board Members”), without obtaining investor approval. Pursuant to the Order, the Portfolio is required to provide certain information about a new sub-advisory agreement to its investors.

A notice of internet availability of the Information Statement (the “Notice”) is being mailed on or about July 20, 2020. The Portfolio will bear the costs associated with preparing and distributing this Information Statement and the Notice to investors.

The annual report of the Portfolio is sent to investors of record following the Portfolio’s fiscal year end. The fiscal year end of the Portfolio is December 31. The Portfolio will furnish, without charge, a copy of its most recent annual and semi-annual report to an investor upon request. Such requests should be directed to the Portfolio by calling toll free 1-800-851-9777, or writing to the Portfolio at 1801 California Street, Suite 5200, Denver, CO 80202. Copies of the most recent annual and semi-annual report of the Portfolio are also available on the EDGAR Database on the SEC’s internet site at www.sec.gov.

The enclosed material is for your information only. It is not a proxy statement and you are not being asked to vote. Please note that only one copy of the Notice or this Information Statement, as applicable, may be delivered to two or more investors who share an address, unless the Portfolio has received instructions to the contrary. Please contact the Portfolio at the address and phone number set forth above if you have any questions.

We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

The Information Statement will be available on the Transamerica website until at least February 1 , 2021 at

https://stg.transamerica.com/media/BR-to-MS_tcm145-120691.pdf. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Portfolio at 1-800-851-9777.

TRANSAMERICA SERIES TRUST

Transamerica Morgan Stanley Global Allocation VP

QUESTIONS AND ANSWERS

Q.	Why am I receiving this Information Statement?

A.

This Information Statement is being furnished by the Board to provide information to investors in the Portfolio of a recent change in the sub-adviser of the Portfolio. The Board, upon the recommendation of TAM, has approved the Morgan Stanley Sub-advisory Agreement between TAM and Morgan Stanley on behalf of the Portfolio.

The Portfolio has obtained exemptive relief from the SEC that permits TAM to enter into a new sub-advisory agreement, subject to Board approval and without investor approval under certain circumstances. Pursuant to the exemptive order, the Portfolio has agreed to provide certain information regarding the new sub-advisory agreement.

Q.	Am I being asked to vote on anything?

A.

No. This Information Statement is being provided to the Portfolio’s investors as of the record date in lieu of a proxy statement pursuant to the terms of the exemptive order. You are not being asked to vote on the hiring of the new sub-adviser, but you are encouraged to review this Information Statement.

Q.	What is TAM’s role as a manager of managers?

A.

TAM acts as a “manager of managers” for the Portfolio. TAM recommended to the Board the replacement of the Portfolio’s prior sub-adviser with Morgan Stanley and has entered into the Morgan Stanley Sub-advisory Agreement with Morgan Stanley on behalf of the Portfolio. In acting as a manager of managers, TAM provides investment management services that include, without limitation, selection, proactive oversight and monitoring of the sub-adviser, daily monitoring of the sub-adviser’s buying and selling of securities for the Portfolio, and regular review and evaluation of the sub-adviser’s performance and adherence to the Portfolio’s investment style and process.

Q.	Why was Morgan Stanley appointed as the new Sub-Adviser?

A.

Following their review and consideration, the Board approved the appointment of Morgan Stanley as the Sub-Adviser to the Portfolio in replacement of the Portfolio’s prior sub-adviser. Among other things, the Board reviewed and evaluated the performance of the previous sub-adviser and Morgan Stanley’s potential to provide the Portfolio with improved investment performance. The key factors considered by the Board are discussed later in the “Evaluation by the Board” section of this Information Statement.

INFORMATION STATEMENT

This Information Statement describes Morgan Stanley and the terms of the Morgan Stanley Sub-advisory Agreement.

THE PORTFOLIO AND ITS MANAGEMENT AGREEMENT

TAM, a Florida corporation located at 1801 California Street, Suite 5200, Denver, CO 80202, manages the assets of the Portfolio pursuant to a Management Agreement (the “Management Agreement”), dated March 1, 2016, which was last approved by the Board, including a majority of the Independent Board Members, on June 17-18, 2020. TAM is directly owned by Transamerica Premier Life Insurance Company (“TPLIC”) (77%) and AUSA Holding, LLC (“AUSA”) (23%), both of which are indirect, wholly owned subsidiaries of Aegon NV. TPLIC is owned by Commonwealth General Corporation (“Commonwealth”). Commonwealth and AUSA are wholly owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is wholly owned by The Aegon Trust, which is wholly owned by Aegon International B.V., which is wholly owned by Aegon NV, a Netherlands corporation and a publicly traded international insurance group.

Subject to the terms of the Management Agreement, TAM, among other things, (i) regularly provides the Portfolio with investment management services, including management, supervision and investment research and advice, (ii) furnishes a continuous investment program for the Portfolio’s securities and other investments consistent with the Portfolio’s investment objectives, policies and restrictions, as stated in the Portfolio’s current registration statement, (iii) provides supervisory, compliance and administrative services to the Portfolio, and (iv) provides any additional services incidental to the foregoing services. TAM is permitted to enter into contracts with sub-advisers, subject to the Board’s approval. The services that TAM provides to the Portfolio under the Management Agreement are not expected to change as a result of the change in sub-adviser for the Portfolio.

No officer or Board Member of the Portfolio is a director, officer or employee of Morgan Stanley. No officer or Board Member of the Portfolio, through the ownership of securities or otherwise, has any other material direct or indirect interest in Morgan Stanley or any other person controlling, controlled by or under common control with Morgan Stanley. Since the Record Date, none of the Board Members of the Portfolio have had any material interest, direct or indirect, in any material transactions, or in any material proposed transactions, to which Morgan Stanley or any of its affiliates was or is to be a party.

TERMS OF THE PRIOR SUB-ADVISORY AGREEMENT

From May 1, 2014 to May 1, 2020, BlackRock Investment Management, LLC (“BlackRock”) served as sub-adviser to the Portfolio. BlackRock is located at 1 University Square Drive, Princeton, New Jersey 08540-6455.

BlackRock provided sub-advisory services to the Portfolio pursuant to the Investment Sub-advisory Agreement between TAM and BlackRock on behalf of the Portfolio (the “BlackRock Sub-advisory Agreement”). As sub-adviser to the Portfolio, BlackRock was responsible for sub-advising the assets of the Portfolio in a manner consistent with the terms of the BlackRock Sub-advisory Agreement and the investment objective, strategies and policies of the Portfolio. The BlackRock Sub-advisory Agreement dated May 1, 2014, as amended, was last approved by the Board, including a majority of the Independent Board Members, on June 19-20, 2019. BlackRock was initially approved as a sub-adviser to the Portfolio by the Board, including a majority of the Independent Board Members, on January 22-23, 2014. Pursuant to the terms of the Order, investor approval of the BlackRock Sub-advisory Agreement was not required.

COMPARISON OF THE SUB-ADVISORY AGREEMENTS

Descriptions of the sub-advisory fee rates payable by TAM to Morgan Stanley under the Morgan Stanley Sub-advisory Agreement and the sub-advisory fees paid by TAM to BlackRock under the BlackRock Sub-advisory Agreement appear below under the caption “Sub-Advisory Fees.”

As discussed below under the caption “Evaluation by the Board,” the Morgan Stanley Sub-advisory Agreement was approved by the Board at a meeting held on December 4-5, 2019 and was effective as of May 1, 2020. The Morgan Stanley Sub-advisory Agreement has an initial term of two years from its effective date (unless sooner terminated in accordance with its terms). Thereafter, continuance of the Morgan Stanley Sub-advisory Agreement is subject to the specific approval, at least annually, by vote of a majority of the Independent Board Members, at a meeting called for the purpose of voting on such approval, and by either the Board or an affirmative vote of the majority of outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio.

The terms of the BlackRock Sub-advisory Agreement and those of the Morgan Stanley Sub-advisory Agreement are similar. The sub-advisory fee rates payable by TAM to Morgan Stanley under the Morgan Stanley Sub-advisory Agreement are lower than the sub-advisory fee rates paid by TAM to BlackRock under the BlackRock Sub-advisory Agreement. In addition, effective with the Morgan Stanley Sub-advisory Agreement, a lower management fee schedule payable by the Portfolio to TAM went into effect. A description of the new management fee schedule and sub-advisory fee rates appear below under the captions “TAM Management Fees” and “Sub-Advisory Fees,” respectively.

Under the terms of the Morgan Stanley Sub-advisory Agreement, subject to the supervision of the Trust’s Board and TAM, Morgan Stanley manages the investment and reinvestment of the portfolio assets of the Portfolios, all without prior consultation with TAM (the “Investment Adviser”), subject to and in accordance with the respective investment objectives and policies of the Portfolio set forth in the Portfolio’s current prospectus and statement of additional information, as may be amended from time to time, and any written instructions which the Investment Adviser or the Portfolio’s Board may issue from time-to-time in accordance therewith. In pursuance of the foregoing, Morgan Stanley makes all determinations with respect to the purchase and sale of portfolio securities and takes such action necessary to implement the same. Morgan Stanley shall render regular reports as to the Portfolio’s Board of Directors and the Investment Adviser concerning the investment activities of the Portfolio. The BlackRock Sub-advisory Agreement contained similar provisions.

The Morgan Stanley Sub-advisory Agreement provides that Morgan Stanley will place orders for the purchase and sale of portfolio securities with the issuer or with such broker-dealers who provide research and brokerage services to the Portfolio within the meaning of Section 28(e) of the Securities Exchange Act of 1934, to Morgan Stanley, or to any other Portfolio or account over which Morgan Stanley or its affiliates exercise investment discretion. The Morgan Stanley Sub-advisory Agreement also provides that, subject to such policies and procedures as may be adopted by the Board and officers of the Portfolio, Morgan Stanley may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, in such instances where Morgan Stanley has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Morgan Stanley’s overall responsibilities with respect to the Portfolio and to other portfolios and clients for which Morgan Stanley exercises investment discretion. The Board may adopt policies and procedures that modify and restrict Morgan Stanley’s authority regarding the execution of the Portfolio’s portfolio transactions. The BlackRock Sub-advisory Agreement contained similar provisions.

The Morgan Stanley Sub-advisory Agreement states that in connection with the placement of orders for the execution of portfolio transactions of the Portfolio, Morgan Stanley shall create and maintain all necessary records in accordance with applicable laws, rules and regulations. All records shall be the property of the Portfolio and shall be available for inspection and use by the SEC, the Portfolio, the Investment Adviser or any person retained by the Portfolio at reasonable times. Where applicable, such records shall be maintained by Morgan Stanley for the periods and in the places required by applicable recordkeeping rules under the 1940 Act. The BlackRock Sub-advisory Agreement contained similar provisions.

The Morgan Stanley Sub-Advisory Agreement states that Morgan Stanley will monitor the security valuations of assets held by the Portfolio. If Morgan Stanley believes that an asset needs to be fair valued, then it will notify the Investment Adviser promptly. In addition, Morgan Stanley will be available to discuss valuations with the Portfolio’s Valuation Committee at their request. As it relates to any illiquid securities held by the Portfolio as of May 1, 2020, Morgan Stanley (i) makes no representation as to such securities’ compliance with the Morgan Stanley Sub-Advisory Agreement, applicable laws or regulations, or otherwise; and (ii) will rely solely on the information provided by TAM in order to value the illiquid securities and will not have any liability related to the reliance on such information. For such securities for which adequate information is not available to provide an estimate of fair value, Morgan Stanley will use the pricing information obtained from TAM and carry it forward until such time as adequate information becomes available. The BlackRock Sub-advisory Agreement did not contain a similar provision.

The Morgan Stanley Sub-advisory Agreement provides that it: (i) may be terminated with respect to the Portfolio at any time, without penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Portfolio; (ii) may be terminated by TAM upon 60 days’ advance written notice to Morgan Stanley, without the payment of any penalty; (iii) may be terminated by Morgan Stanley upon 90 days’ advance written notice to TAM; and (iv) will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) by Morgan Stanley and shall not be assignable by TAM without the consent of Morgan Stanley. The BlackRock Sub-advisory Agreement contained similar provisions.

The Morgan Stanley Sub-advisory Agreement requires that Morgan Stanley, at its expense, supply the Board, the officers of the Trust and TAM with all information and reports reasonably required by them and reasonably available to Morgan Stanley relating to the services provided pursuant to the Morgan Stanley Sub-advisory Agreement, including such information that the Portfolio’s Chief Compliance Officer reasonably believes necessary for compliance with Rule 38a-1 under the 1940 Act. The BlackRock Sub-advisory Agreement contained similar provisions. The Morgan Stanley Sub-Advisory Agreement states that Morgan Stanley shall be responsible only for rendering the services called for thereunder in good faith and shall not be liable for any error of judgment or mistake of law, or for any loss arising out of any investment or for any act or omission in the execution of services thereunder, provided that Morgan Stanley is not protected against any liability to TAM or the Portfolio to which Morgan Stanley would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Morgan Stanley Sub-advisory Agreement. The BlackRock Sub-advisory Agreement contained similar provisions.

The Morgan Stanley Sub-advisory Agreement provides that it shall be construed, and the provisions thereof interpreted under and in accordance with the laws of the State of New York without regard to conflicts of laws principles. The BlackRock Sub-advisory Agreement contained similar provisions.

Investors should refer to Exhibit A attached hereto for the complete terms of the Morgan Stanley Sub-advisory Agreement. The summary of the Morgan Stanley Sub-advisory Agreement set forth herein is qualified in its entirety by the provisions of the Morgan Stanley Sub-advisory Agreement as set forth in Exhibit A.

TAM MANAGEMENT FEES

In connection with the change in sub-adviser, the management fee rate payable by the Portfolio to TAM was reduced. Under the Management Agreement, the Portfolio currently pays TAM on an annual basis the following management fee based on its average daily net assets:

First $500 million	0.66%
over $500 million up to $750 million	0.65%
over $750 million up to $1 billion	0.64%
over $1 billion up to $3 billion	0.63%
in excess of $3 billion	0.59%

Prior to May 1, 2020, the Portfolio paid TAM a management fee of 0.71% of the first $3 billion, 0.70% over $3 billion up to $5 billion, and 0.69% in excess of $5 billion for its services with respect to the Portfolio’s average daily net assets on an annual basis.

Management fees are accrued daily and paid by the Portfolio monthly. As of June 30, 2020, the net assets of the Portfolio were $1.37 billion.

TAM has contractually agreed through May 1, 2021 to waive fees and/or reimburse Portfolio expenses to the extent that the total operating expenses exceed 0.90% for Initial Class shares and 1.15% for Service Class shares, excluding, as applicable, acquired fund fees and expenses, interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, extraordinary expenses and other expenses not incurred in the ordinary course of the Portfolio’s business. TAM is permitted to recapture amounts waived and/or reimbursed to a class during any of the 36 months from the date on which TAM waived fees and/or reimbursed expenses for the class. A class may reimburse TAM amounts previously contractually waived or reimbursed only if such reimbursement does not cause, on any particular business day of the portfolio, the class’s total annual operating expenses (after the reimbursement is taken into account) to exceed the applicable expense cap described above or any other lower limit then in effect.

The following chart compares the actual management fees paid by the Portfolio to TAM (with and without regard to waivers/expense reimbursements) for the fiscal year ended December 31, 2019 to a hypothetical example of management fees that would have been paid by the Portfolio to TAM for the same period under the new management fee schedule, and also shows the percentage difference between the actual and hypothetical values.

	Actual Management Fees Payable to TAM from January 1, 2019 through December 31, 2019 under Former Management Fee Schedule	Hypothetical Management Fees Payable to TAM from January 1, 2019 through December 31, 2019 under New Management Fee Schedule	Percent Difference
Management Fees Payable to TAM Prior to Waivers/Expense Reimbursements	$11,599,584	$10,517,588	-9.33%
Management Fees Payable to TAM After Waivers/Expense Reimbursements	$11,495,737	$10,413,741	-9.41%

SUB-ADVISORY FEES

Under the Morgan Stanley Sub-advisory Agreement, TAM (not the Portfolio) has agreed to pay Morgan Stanley 0.27% of the first $500 million, 0.26% over $500 million up to $1 billion, 0.25% over $1 billion up to $3 billion, and 0.21% in excess of $3 billion with respect to the Portfolio’s average daily net assets on an annual basis.

Under the BlackRock Sub-advisory Agreement, TAM (not the Portfolio) paid BlackRock 0.42% of the first $100 million, 0.32% over $100 million up to $3 billion, and 31% in excess of $3 billion with respect to the Portfolio’s average daily net assets on an annual basis. It should be noted, however, that BlackRock had voluntarily agreed to waive its sub-advisory fee for the Portfolio for so long as the Portfolio invests all or substantially all (meaning 80% or more) of its net assets (excluding cash and cash equivalents) in underlying exchange-traded funds sponsored or advised by BlackRock or its affiliates.

The following chart compares the actual sub-advisory fees paid by TAM to BlackRock (without regard to any waivers) for the fiscal year ended December 31, 2019 to a hypothetical example of sub-advisory fees that would have been paid by TAM to Morgan Stanley [(without regard to any waiver)] for the same period under the Morgan Stanley Sub-advisory Agreement, and also shows the percentage difference between the actual and hypothetical values.

Actual Sub-Advisory Fees Payable by TAM to BlackRock from January 1, 2019 through December 31, 2019 under BlackRock Sub-advisory Agreement	Hypothetical Sub-Advisory Fees Payable by TAM to Morgan Stanley from January 1, 2019 through December 31, 2019 under Morgan Stanley Sub-advisory Agreement	Percent Difference
$5,327,980	$4,222,790	-20.74%

INFORMATION REGARDING THE SUB-ADVISER

Morgan Stanley Investment Management, Inc. is a subsidiary of Morgan Stanley, (“Morgan Stanley Corp”) a publicly held corporation. Morgan Stanley Corp’s principal place of business is 55 East 52nd Street New York, NY 10055. As of December 31, 2019, Morgan Stanley had approximately $552 billion in total assets under management. Morgan Stanley Investment Management, Inc.’s principal business address is 522 Fifth Avenue, New York, NY 10036.

The following portfolio managers are responsible for the day to day management of the Portfolio:

Portfolio Managers

Name	Sub-Adviser	Positions Over Past Five Years
Cyril Moullè-Berteaux	Morgan Stanley Investment Management Inc.	Lead Portfolio Manager of the portfolio since 2020; associated with Morgan Stanley Investment Management Inc. in an investment management capacity since 2011, and from 1995 to 2003; Managing Director; Head of the Global Multi-Asset team; Founding Partner and Portfolio Manager at Traxis Partners from 2003 to 2011

Mark Bavoso	Morgan Stanley Investment Management Inc.	Portfolio Manager of the portfolio since 2020; associated with Morgan Stanley Investment Management Inc. in an investment management capacity since 1986; Sr. Portfolio Manager of the Global Multi-Asset team

Sergei Parmenov	Morgan Stanley Investment Management Inc.	Portfolio Manager of the portfolio since 2020; associated with Morgan Stanley Investment Management Inc. in an investment management capacity since 2011, and from 1996 to 1999; Executive Director; in the Global Multi-Asset team; Analyst and Portfolio Manager at Traxis Partners from 2003 to 2008

Management and Governance. Listed below are the names, positions and principal occupations of the directors and principal executive officers of Morgan Stanley as of December 31, 2019. The principal address of each individual as it relates to his or her duties at Morgan Stanley is the same as that of Morgan Stanley Corp.

Name	Position with Morgan Stanley
MaryAlice Dunne	Director and Managing Director

Daniel Simkowitz	President and Managing Director

Timothy Knierim	Chief Compliance Officer and Managing Director

Name	Position with Morgan Stanley
John Hagarty	Director and Managing Director

Anita Rios	Treasurer and Executive Director

Jeannine Ali	Chief Financial Officer and Managing Director

Stefanie Chang	General Counsel, Secretary and Managing Director

Anton Kuzmanov	Director and Managing Director

Tatiana Segal	Director and Managing Director

Management Activities. Morgan Stanley Investment Management Inc. acts as adviser for the following registered investment companies, or series of a registered investment company with investment objectives similar to the Portfolio:

Comparable fund for which Morgan Stanley Investment Management Inc. serves as Adviser or Sub-Adviser	Assets Managed by Morgan Stanley Investment Management Inc. (as of June 30, 2020)	Advisory Fee Paid to Morgan Stanley Investment Management Inc. (annually)
Morgan Stanley Institutional Fund Trust – Global Strategist Portfolio	$362,695,849	0.45% on all assets
Morgan Stanley Variable Insurance Fund, Inc. – Global Strategist Portfolio	$93,434,489	0.75% of the first $500 million 0.70% over $500 million up to $1.0 Billion 0.65% in excess of $1.0 Billion

EVALUATION BY THE BOARD

At a meeting of the Board held on December 4-5, 2019, the Board considered the termination of BlackRock as sub-adviser to the Portfolio and the approval of the Morgan Stanley Sub-Advisory Agreement between TAM and Morgan Stanley, on behalf of the Portfolio, as well as the approval of a revised management fee schedule for the Portfolio. Following their review and consideration, the Board Members determined that the terms of the Morgan Stanley Sub-advisory Agreement were reasonable, and that the termination of BlackRock as sub-adviser to the Portfolio and approval of the Morgan Stanley Sub-advisory Agreement was in the best interests of the Portfolio and its investors. The Board, including the Independent Board Members, authorized TAM to terminate the sub-advisory agreement with BlackRock with respect to the Portfolio and unanimously approved the Morgan Stanley Sub-advisory Agreement for an initial two-year period. The Board also unanimously approved the revised management fee schedule for the Underlying Portfolio.

Prior to reaching their decision, the Board Members requested and received from TAM and Morgan Stanley certain materials and information in advance of the meeting. The Board Members then reviewed such information as they deemed reasonably necessary to evaluate the proposed Morgan Stanley Sub-advisory Agreement, including information they had previously received from TAM as part of their regular oversight of the Portfolio and from Morgan Stanley as part of their regular oversight of other funds sub-advised by Morgan Stanley, and knowledge they gained over time through meeting with TAM and Morgan Stanley. Among other materials, the Board Members considered comparative fee, expense and performance information as well as fee, expense and profitability information prepared by TAM. To the extent applicable, the Board Members considered information about fees and performance of comparable funds and/or accounts managed by Morgan Stanley.

In their deliberations, the Independent Board Members met privately without representatives of TAM or Morgan Stanley present and were represented throughout the process by their independent legal counsel. In considering the proposed approval of the Morgan Stanley Sub-advisory Agreement, the Board Members evaluated and weighed a number of considerations that they believed to be relevant in light of the legal advice furnished to them by counsel, including independent legal counsel, and made a decision in the exercise of their own business judgment. The Board Members based their decisions on the considerations discussed below, among others, although they did not identify any particular consideration or item of information that was controlling of their decisions, and each Board Member may have attributed different weights to the various factors.

Nature, Extent and Quality of the Services to be Provided. In evaluating the nature, extent and quality of the services to be provided by Morgan Stanley under the Morgan Stanley Sub-advisory Agreement, the Board Members considered, among other things, information provided by TAM and Morgan Stanley regarding the operations, facilities, organization and personnel of Morgan Stanley, the anticipated ability of Morgan Stanley to perform its duties under the Morgan Stanley Sub-advisory Agreement, the proposed changes to the Portfolio’s investment objective and principal investment strategies. The Board Members considered that (i) Morgan Stanley is an experienced asset management firm; (ii) TAM is recommending that Morgan Stanley be appointed as sub-adviser to the Portfolio; and (iii) TAM believes that Morgan Stanley has the capabilities, resources and personnel necessary to provide sub-advisory services to the Portfolio based on TAM’s assessment of Morgan Stanley’s organization, investment personnel and experience sub-advising other funds in the Transamerica Fund Family. The Board Members also considered also considered Morgan Stanley’s proposed responsibilities and experience with the proposed investment strategy.

The Board Members also noted that the Portfolio may invest in its wholly-owned subsidiary of the Portfolio that provides exposure to commodities. The Portfolio’s wholly-owned subsidiary is organized as a company under the laws of the Cayman Islands. The proposed changes for the Portfolio would include corresponding changes to the name and management and sub-advisory contractual arrangements for the Portfolio’s Cayman subsidiary.

The Board Members noted that TAM had advised the Board that neither the approval of the Morgan Stanley Sub-Advisory Agreement nor the approval of the revised management fee schedule for the Portfolio was expected to result in any diminution in the nature, extent and quality of sub-advisory services provided to the Portfolio and the contract holders, including compliance services. Based on these and other considerations, the Board Members determined that Morgan Stanley can provide sub-advisory services that are appropriate in scope and extent in light of the proposed investment program for the Portfolio and that Morgan Stanley’s appointment is not expected to adversely affect the nature, extent and quality of services provided to the Portfolio.

Investment Performance. The Board Members considered Morgan Stanley’s past performance, investment management experience, capabilities and resources. The Board Members reviewed the performance of the Portfolio, including as compared to; (i) its current and proposed primary and secondary benchmarks; (ii) a peer universe of comparable funds; and (iii) Morgan Stanley Institutional Global Strategist Portfolio, which is advised by Morgan Stanley and employs the same investment strategy as that proposed for the Portfolio (the “Morgan Stanley Strategy”), in each case for various trailing periods ended September 30, 2019. The Board Members noted that the Morgan Stanley Strategy was above the performance of the Portfolio, its proposed secondary benchmark and the peer universe median for the past 1- and 3-year and since inception periods, but below the Portfolio and the peer universe median for the past 5-year period. The Board Members also noted that the performance of the Morgan Stanley Strategy was above the Portfolio’s proposed primary benchmark for the past 1-year period, but below this benchmark for the past 3- and 5-year and since inception periods. On the basis of this information and the Board Members’ assessment of the nature, extent and quality of the sub-advisory services to be provided by Morgan Stanley, the Board Members concluded that Morgan Stanley is capable of generating a level of investment performance that is appropriate in scope and extent in light of the Portfolio’s proposed new investment objective and principal investment strategies, the competitive landscape of the investment company business and investor needs.

Management and Sub-Advisory Fees and Total Expense Ratio. The Board Members considered the revised management fee schedule and new sub-advisory fee schedule and noted that they were lower at all asset levels that the Portfolio’s current management and sub-advisory fee schedules. The Board Members further considered that although the proposed management fee was above the applicable Broadridge and Morningstar peer group medians, the anticipated total expense ratio of each class of the Portfolio was below the applicable Broadridge and Morningstar peer group medians. The Board noted that the revised management fee schedule would result in immediate savings for current investors, as well as additional savings as the Portfolio’s assets grow in size. The Board considered the portion of the Portfolio’s management fee to be retained by TAM following payment of the sub-advisory fee by TAM to Morgan Stanley and noted that TAM considered the amount to be reasonable compensation for its services. On the basis of these and other considerations, together with the other information it considered, the Board determined that the revised management fee schedule and new sub-advisory fee schedule were reasonable in light of the services to be provided.

Cost of Services to be Provided and Level of Profitability. With respect to Morgan Stanley, the Board Members noted that the proposed sub-advisory fee was the product of arm’s-length negotiation between TAM and Morgan Stanley, which is not affiliated with TAM and would be paid by TAM and not the Portfolio. As a result, the Board Members did not consider Morgan Stanley’s anticipated profitability to be material to its decision to approve the Morgan Stanley Sub-advisory Agreement. The Board also reviewed pro forma estimated TAM profitability information provided by TAM, noting that there was expected to be a slight increase in the net management fees retained by TAM due to the reduced sub-advisory fees. The Board considered TAM’s view that the proposed net management fee would allow TAM to be reasonably compensated for its services.

Economies of Scale. In evaluating the extent to which the proposed sub-advisory fees payable under the Morgan Stanley Sub-advisory Agreement reflected economies of scale or would permit economies of scale to be realized in the future, the Board Members considered the existence of breakpoints in both the management and sub-advisory fee schedules. The Board Members considered that the appointment of Morgan Stanley as sub-adviser has the potential to attract additional assets due to Morgan Stanley’s established asset management capabilities. The Board Members concluded that they would have the opportunity to periodically reexamine the appropriateness of the management fees payable by the Portfolio to TAM, and the sub-advisory fees payable by TAM to Morgan Stanley, in light of any economies of scale experienced in the future.

Benefits to Morgan Stanley from its Relationships with the Portfolio. The Board Members considered other benefits expected to be derived by Morgan Stanley from its relationship with the Portfolio. The Board Members noted that TAM would not receive benefits from research obtained with commissions paid to broker-dealers for portfolio transactions (“soft dollars”) as a result of its relationships with Morgan Stanley or the Portfolio, and that Morgan Stanley may engage in soft dollar arrangements and receive such benefits, consistent with applicable law and “best execution” requirements.

Conclusion. After consideration of the factors described above, as well as other factors, the Board Members, including the Independent Board Members, concluded that the approval of the revised management fee schedule and the Morgan Stanley Sub-advisory Agreement is in the best interests of the Portfolio and its investors and voted to approve the revised management fee schedule and the Morgan Stanley Sub-advisory Agreement.

BROKERAGE INFORMATION

With respect to the Portfolio, there were no brokerage commissions incurred on security transactions placed with affiliates of TAM or Morgan Stanley for the fiscal year ended December 31, 2019.

ADDITIONAL INFORMATION

TAM, the Portfolio’s investment manager, Transamerica Fund Services, Inc., the Portfolio’s transfer agent, and Transamerica Capital, Inc., the Portfolio’s principal underwriter, are each located at 1801 California Street, Suite 5200, Denver, CO 80202.

As of June 30, 2020, the Board Members and officers of the Portfolio, individually and as a group, owned beneficially less than 1% of the outstanding shares of the Portfolio.

As of June 30, 2020, the following persons owned of record 5% or more of the outstanding shares of the class identified of the Portfolio:

Name & Address	Portfolio Name	Class	Percent
BlackRock Global Alloc Mng Risk - Balanced VP Investment Account Attn Fund Operations Mailstop 20B 1801 California St Ste 5200 Denver CO 80202-2642	Transamerica Morgan Stanley Global Allocation VP	INI	97.87%
TCM Division Transamerica Life Insurance Company Separate Account VA B 4333 Edgewood Rd NE Cedar Rapids IA 52499-3830	Transamerica Morgan Stanley Global Allocation VP	SVC	94.45%
TCM Division Transamerica Financial Life Ins Co Separate Account VA Bny 4333 Edgewood Rd NE Cedar Rapids IA 52499-3830	Transamerica Morgan Stanley Global Allocation VP	SVC	5.52%

Any investor who holds beneficially 25% or more of a Portfolio may be deemed to control the Portfolio until such time as such investor holds beneficially less than 25% of the outstanding common shares of the Portfolio. Any investor controlling a Portfolio may be able to determine the outcome of issues that are submitted to investors for vote and may be able to take action regarding the Portfolio without the consent or approval of other investors.

As of June 30, 2020, the following investor owned of record 25% or more of the outstanding shares of:

Name & Address	Portfolio Name	Shares	Percentage of Portfolio Owned
TCM Division Transamerica Life Insurance Company Separate Account VA B 4333 Edgewood Rd NE Cedar Rapids IA 52499-3830	Transamerica Morgan Stanley Global Allocation VP	70,319,110.929	76.81%

The Trust is a Delaware statutory trust and as such is not required to hold annual meetings of investors, although special meetings may be called for the Portfolio, or for the Trust as a whole, for purposes such as electing or removing Board Members, changing fundamental policies or approving an advisory contract. Investor proposals to be presented at any subsequent meeting of investors must be received by the Trust at the Trust’s office within a reasonable time before the date of the meeting.

By Order of the Board of Trustees,

Transamerica Series Trust

/s/ Erin Nelson
Erin Nelson
Secretary

July 20, 2020

EXHIBIT A

AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN

TRANSAMERICA ASSET MANAGEMENT, INC. AND

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

THIS AMENDMENT is made as of May 1, 2020 to the Sub-Advisory Agreement dated May 1, 2002, as amended (the “Agreement”), between Transamerica Asset Management, Inc. and Morgan Stanley Investment Management Inc. (the “Sub-Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

Schedule A to the Agreement is hereby deleted and replaced in its entirety with the attached revised Schedule A, and all references in the Agreement to Schedule A shall be deemed to refer to the attached Schedule A.

Schedule B to the Agreement is hereby deleted and replaced in its entirety with the attached revised Schedule B, and all references in the Agreement to Schedule B shall be deemed to refer to the attached Schedule B.

A new Section is hereby added to the Agreement as Section 2(e). This Section 2(e) states the following:

“The Sub-adviser will monitor the security valuations of assets held by the portfolios. If the Sub-adviser believes that an asset needs to be fair valued then it will notify the Investment Adviser promptly. In addition, the Sub-adviser will be available to discuss valuations with the Fund’s Valuation Committee at their request. As it relates to any illiquid securities held by Transamerica Morgan Stanley Global Allocation VP, that are transitioned to the Sub-adviser as of May 1, 2020, the Sub-adviser (i) makes no representation as to such securities’ compliance with this Agreement, applicable laws or regulations, or otherwise; and (ii) will rely solely on the information provided by TAM in order to value the illiquid securities and will not have any liability related to the reliance of such information. For such securities for which adequate information is not available to provide an estimate of fair value, the Sub-adviser will use the pricing information obtained from TAM and carry it forward until such time as adequate information becomes available.”

In all other respects, the Agreement dated May 1, 2002, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of May 1, 2020.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/Christopher A. Staples

Name:	Christopher A. Staples
Title:	Senior Vice President

MORGAN STANLEY INVESTMENT MANAGEMENT INC.

By:	/s/ John Hagarty

Name:	John Hagarty
Title:	Managing Director

SUB-ADVISORY AGREEMENT

SCHEDULE A

as of May 1, 2020

Transamerica Morgan Stanley Capital Growth VP

Transamerica Morgan Stanley Global Allocation VP

SCHEDULE B

as of May 1, 2020

Portfolio	Sub-Adviser Compensation*
Transamerica Morgan Stanley Capital Growth VP**	0.27% of the first $1.5 billion; 0.23% over $1.5 billion up to $3 billion; 0.22% over $3 billion up to $5 billion; and 0.20% in excess of over $5 billion.
Transamerica Morgan Stanley Global Allocation VP	0.27% of the first $500 million; 0.26% between $500 million and $1,000 million; 0.25% between $1,000 million up to $3,000 million; and 0.21% in excess of over $3,000 million.

*	As a percentage of average daily net assets on an annual basis.
**

The average daily net assets for the purpose of calculating sub-advisory fees will be determined on the basis of the combined assets of Transamerica Capital Growth, Transamerica Morgan Stanley Capital Growth VP, Morgan Stanley Investment Management Inc. (“Morgan Stanley”) managed assets for Transamerica Large Growth, and Morgan Stanley Growth Retirement Option, a separately managed account of Transamerica Life Insurance that is also advised by Morgan Stanley.

TRANSAMERICA SERIES TRUST

Transamerica Morgan Stanley Global Allocation VP

1801 California Street, Suite 5200

Denver, CO 80202

Telephone: 1-800-851-9777

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to Transamerica Morgan Stanley Global Allocation VP (formerly, Transamerica BlackRock Global Allocation VP) (the “Portfolio”). The Portfolio is a series of Transamerica Series Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for view: Information Statement

The full Information Statement details a recent sub-adviser change relating to the Portfolio. Specifically, the Board of Trustees of the Trust has approved a new sub-advisory agreement on behalf of the Portfolio between Transamerica Asset Management, Inc. (“TAM”) and Morgan Stanley Investment Management, Inc. (“Morgan Stanley”). Morgan Stanley began sub-advising the Portfolio on May 1, 2020. In connection with the change in sub-adviser, and as discussed in the Prospectus, Summary Prospectus and Statement of Additional Information supplements dated December 9, 2019 for the Portfolio: (i) the Portfolio was renamed Transamerica Morgan Stanley Global Allocation VP; (ii) the Portfolio’s principal investment objective, principal investment strategies, and principal risks changed; (iii) the Portfolio’s management fee and sub-advisory fee schedules were lowered; and (iv) the Portfolio has a new primary and secondary blended benchmark. TAM continues to serve as the Portfolio’s investment manager.

The Portfolio may invest in its wholly-owned subsidiary that provides exposure to commodities. The Portfolio’s wholly-owned subsidiary is organized as a company under the laws of the Cayman Islands, and certain related changes were made to the name and management and sub-advisory arrangements for the subsidiary.

The Trust and TAM have received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that permits TAM to enter into and materially amend sub-advisory agreements (with non-affiliated entities) with the approval of the Board of Trustees, including a majority of Board Members who are not parties to the agreement and are not interested persons, as defined in the Investment Company Act of 1940, as amended, without obtaining investor approval. The Order instead requires that an information statement be sent to you. In lieu of physical delivery of the Information Statement, the Trust will make the Information Statement available to you online.

The full Information Statement will be available on the Transamerica website until at least February 1, 2021 at

https://stg.transamerica.com/media/BR-to-MS_tcm145-120691.pdf. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Portfolio at 1-800-851-9777.

If you want to receive a paper or email copy of the Information Statement, you must request one. There is no charge to you for requesting a copy.